UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2016

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 21, 2016, Jabil Circuit, Inc. (the “Company”) issued a press release announcing its results of operations for the fourth fiscal quarter and full fiscal year ended August 31, 2016. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 2.02 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 15, 2016, the Company’s Board of Directors formally approved a restructuring plan to realign the Company’s global capacity and administrative support infrastructure in order to optimize organizational effectiveness in a more moderate growth environment. This action includes headcount reductions across our Selling, General and Administrative (“SG&A”) cost base and capacity realignment in higher cost locations (the “2017 Restructuring Plan”). The 2017 Restructuring Plan reflects the Company’s intention only and restructuring decisions, and the timing of such decisions, at certain locations are still subject to consultation with the Company’s employees and their representatives. Based on the analysis done to date, the Company currently expects to recognize approximately $195 million in pre-tax restructuring and other related costs over the course of the Company’s fiscal years 2017 and 2018. The charges relating to the 2017 Restructuring Plan are currently expected to result in net cash expenditures of approximately $50 million that will be payable over the course of the Company’s fiscal years 2017 and 2018. The exact timing of these charges and cash outflows, as well as the estimated cost ranges by category type, have not been finalized. This information will be subject to the finalization of timetables for the transition of functions, consultation with employees and their representatives as well as the statutory severance requirements of the particular jurisdictions impacted, and the amount and timing of the actual charges may vary due to a variety of factors. The Company’s estimates for the charges discussed above exclude any potential income tax effects.

To the extent required by applicable rules, the Company will file one or more amendments to this Current Report on Form 8-K as details of the 2017 Restructuring Plan are refined and estimates of related costs and charges are finalized.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated September 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)

September 21, 2016	By:	/s/ FORBES I.J. ALEXANDER
Forbes I.J. Alexander
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 21, 2016.